UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1 )

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CARTICA ACQUISITION CORP

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

On June 12, 2023, Cartica Acquisition Corp, a Cayman Islands exempted company (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) for an extraordinary general meeting in lieu of an annual meeting (the “Meeting”), which was originally scheduled to be held at 1:00 p.m. Eastern Time on June 23, 2023 as a virtual meeting via webcast at https://www.cstproxy.com/carticaspac/2023. Capitalized terms used but not otherwise defined in this Amendment No. 1 to the Proxy Statement (this “Amendment No. 1”) have the meanings ascribed to them in the Proxy Statement.

This Amendment No. 1 is being filed to amend the date and time of the Meeting and certain disclosure regarding the resolutions related to the Extension Amendment Proposal to be approved.

On June 16, 2023, the Company announced that the Meeting will be rescheduled from 1:00 p.m. Eastern Time on June 23, 2023 to 1:00 p.m. Eastern Time on June 30, 2023. The meeting can still be accessed virtually by visiting https://www.cstproxy.com/carticaspac/2023. The record date for the Meeting remains the close of business on May 19, 2023 (the “Record Date”). The Company encourages its shareholders to vote in favor of the proposal to amend its charter to extend the date by which the Company has to complete a business combination from July 7, 2023 to April 7, 2024 (the “Extension”) and to vote in favor of the proposal to ratify the selection by the Company’s audit committee of Marcum LLP to serve as its independent registered public accounting firm for the year ending December 31, 2023.

Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. In connection with the postponement of the Meeting, the deadline for holders of the Company’s Class A ordinary shares issued in the Company’s initial public offering to submit their shares for redemption in connection with the Extension has been extended to 5:00 p.m. Eastern Time on June 28, 2023. Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and, thereafter, with our consent

Additionally, the Company is amending the resolution to be approved in connection with the Extension Amendment Proposal on page 31 of the Proxy Statement as follows:

Full Text of the Resolution to be Approved

The full text of the special resolution is as follows: “RESOLVED, as a special resolution, that the date by which Cartica Acquisition Corp has to consummate a business combination be extended from July 7, 2023 to April 7, 2024 (or such earlier date as determined by the Board) and that the amended and restated memorandum and association and articles of association of the Company be amended by the deletion of Article 163(a) and Article 163(b) and the insertion of the language set out in Annex A”.

Additional information is contained in the Proxy Statement, which was previously mailed to you, if you requested a hard copy. To the extent that the information in this Amendment No. 1 differs from, updates or conflicts with the information contained in the Proxy Statement, the information in this Amendment No. 1 shall amend and supersede the information in the Proxy Statement. Except as so amended or superseded, all information set forth in the Proxy Statement remains unchanged and important for you to review. Accordingly, we urge you to read this Amendment No. 1 carefully and in its entirety together with the Proxy Statement. Shareholders remain entitled to cast, revoke or re-cast their vote in relation to the proposals to which the Proxy Statement relates.

This Amendment No. 1 relates to the solicitation of proxies by our Board for use at the Meeting.

The date of this Amendment No. 1 to the Proxy Statement is June 16, 2023.